Exhibit 99.1

DATE: February 10, 2011

FOR IMMEDIATE RELEASE

Eastern Insurance Holdings, Inc. Announces Fourth Quarter 2010 Results

Lancaster, Pa. – Eastern Insurance Holdings, Inc. (“EIHI” or the “Company”) (NASDAQ: EIHI) today reported earnings for the three months ended December 31, 2010. EIHI reported a net loss of $11.8 million, or $1.37 per diluted share, for the fourth quarter of 2010, compared to net income of $2.7 million, or $0.29 per diluted share, for the same period in 2009. Included in the net loss for the three months ended December 31, 2010 is an after-tax loss on the sale of Eastern Atlantic RE of $14.5 million, or $1.68 per diluted share. The sale of Eastern Atlantic RE, formerly of the Company’s run-off specialty reinsurance segment, was previously announced in a press release dated December 9, 2010. EIHI’s net income from continuing operations was $538,000, or $0.06 per diluted share, for the fourth quarter of 2010 compared to net income from continuing operations of $1.6 million, or $0.18 per diluted share, for the same period in 2009. EIHI’s diluted book value per share was $14.88 as of December 31, 2010 compared to $15.78 as of December 31, 2009.

“Despite the occurrence of an unusual amount of severity-related claims in the fourth quarter of 2010 in our Mid-Atlantic region, our workers’ compensation insurance segment posted solid results for the year ended December 31, 2010,” said Bruce M. Eckert, Vice Chairman. “Our combined ratio for the year ended December 31, 2010 was 96.0 percent, including a fourth quarter combined ratio of 103.4 percent. During the fourth quarter of 2010, we experienced three claims greater than our $500,000 reinsurance retention compared to no such claims for the same period in 2009 and also had an unusual amount of claims just under the reinsurance retention in the quarter. This unusual claim activity came exclusively from our Mid-Atlantic book of business on accounts that met our underwriting standards and that have been profitably underwritten for years. The combined ratios for the year ended December 31, 2010 in our Southeast and Midwest regions were 84.4 percent and 92.6 percent, respectively. I was very pleased with our overall year over year growth in direct written premium of 14.6 percent, premium renewal retention of 87.0 percent and renewal rate decreases of only 1.9 percent in this very competitive market place. December 2010 was the first month since 2005 that we experienced pure net rate increases on our renewal book of business and I am hopeful that this and stabilizing employers’ payrolls are positive signs for our workers’ compensation insurance segment prospectively.”

Eckert continued, “2010 was a year of significant strategic accomplishments. We successfully sold our group benefits insurance business and 96 percent of our run-off specialty reinsurance segment, positioning EIHI as a mono-line workers’ compensation insurance specialist going into 2011. The proceeds from the transactions are being used to grow our workers’ compensation

Eastern Insurance Holdings, Inc. Quarterly Earnings Release

February 10, 2011

insurance business and to repurchase EIHI common shares. During 2010, we repurchased 728,413 shares at an average price of $11.21. In August 2010, we announced our succession plan for EIHI’s Chief Executive Officer position. Effective January 1, 2011, Michael Boguski, our former President and Chief Operating Officer, became President and Chief Executive Officer, and I became Vice Chairman of the Board of Directors. Michael has played a key leadership role at EIHI over the years and has been instrumental in driving the Company’s strategic plans, profitable geographic expansion and overall success during changing economic and insurance cycles. I have the utmost confidence in his ability to lead EIHI successfully into the future.”

Eckert added, “There were also numerous workers’ compensation insurance strategic accomplishments in 2010 including an A.M. Best Company financial rating upgrade to A (Excellent), the opening of offices in western Pennsylvania and Nashville, Tennessee and the growth of “ParallelPay,” the Company’s pay-as-you-go initiative. In addition, we experienced favorable operating and financial results during 2010 in two of our past strategic initiatives, the 2008 opening of our Southeast regional office and the 2008 acquisition of Employers Security Insurance Company to serve as our Midwest regional office.”

Eckert concluded, “We are off to a tremendous start in direct written premium production in 2011 with a January that greatly exceeded our budget expectations and included pure net rate increases on our renewal book of business.”

Net income (loss) for the three months ended December 31, 2010 and 2009 consisted of the following (in thousands):

	2010	2009
Workers’ compensation insurance	$1,228	$2,804
Corporate and other	(690)	(1,169)

Income from continuing operations	538	1,635
Discontinued operations[1]	(12,354)	1,053

Net income	$(11,816)	$2,688

Diluted earnings per share for the three months ended December 31, 2010 and 2009 consisted of the following:

	2010	2009
Workers’ compensation insurance	$0.14	$0.31
Corporate and other	(0.08)	(0.13)

Earnings per share from continuing operations	0.06	0.18
Discontinued operations[1]	(1.43)	0.11

Diluted earnings per share	$(1.37)	$0.29

[1]	Discontinued operations include EIHI’s former group benefits insurance and run-off specialty reinsurance segments.

Eastern Insurance Holdings, Inc. Quarterly Earnings Release

February 10, 2011

Weighted average fully diluted shares considered outstanding used to calculate diluted earnings per share for the three months ended December 31, 2010 and 2009 consisted of the following:

	2010	2009
Shares issued on June 16, 2006	10,603,548	10,603,548
Weighted average ESOP shares	330,436	255,686
Weighted average restricted stock shares	149,114	121,030
Weighted average treasury shares purchased	(2,607,136)	(2,091,757)
Weighted average stock warrants exercised[2]	180,291	180,291

Total	8,656,253	9,068,798

Consolidated highlights for the fourth quarter include:

•

Revenue from continuing operations for the fourth quarter of 2010 increased to $32.5 million compared to $26.2 million for the same period in 2009. The increase in revenue is due primarily to an increase in net premiums earned, income from limited partnerships, net investment income and net realized investment gains;

•

Net premiums earned from continuing operations were $29.1 million for the fourth quarter of 2010 compared to $25.0 million for the same period in 2009. The increase in net premiums earned is due primarily to an increase in direct written premium production and more favorable reinsurance terms in 2010 compared to 2009 partially offset by continued renewal rate decreases;

•

Net investment income from continuing operations was $848,000 ($595,000 after-tax) for the three months ended December 31, 2010, compared to $766,000 ($554,000 after-tax) for the same period in 2009. The increase in net investment income is due primarily to an increase in the invested asset base within our workers’ compensation insurance business;

•

The change in equity interest in limited partnerships from continuing operations increased $147,000 to income of $532,000 ($376,000 after-tax) for the three months ended December 31, 2010, compared to income of $385,000 ($278,000 after-tax) for the same period in 2009;

•

Net realized investment gains from continuing operations, excluding the segregated portfolio cell reinsurance segment, were $1.6 million ($1.0 million after-tax) for the three months ended December 31, 2010 compared to net realized investment losses, excluding the segregated portfolio cell reinsurance segment, of $21,000 ($14,000 after-tax) for the same period in 2009. Included in net realized investment gains from continuing operations, excluding the segregated portfolio cell reinsurance segment, were after-tax net realized investment gains on EIHI’s convertible bond investment portfolio of $534,000 and $39,000 for the three months ended December 31, 2010 and 2009, respectively. The Company accounts for changes in the estimated fair value of its convertible bond portfolio as a realized gain or loss; and

[2]

306,099 warrants were outstanding as of January 1, 2009 of which 244,879 warrants were earned. The remaining 61,220 warrants will not be earned. On March 10, 2009, the 244,879 warrants were exercised. EIHI retained 64,588 warrants as payment of the exercise price. The 42,541 warrants for the three months ended March 31, 2009 represent the weighted average stock warrants outstanding prior to the exercise of the 180,291 warrants.

Eastern Insurance Holdings, Inc. Quarterly Earnings Release

February 10, 2011

•

There was no loss reserve development recorded on prior accident years in the workers’ compensation insurance segment for the three months ended December 31, 2010, compared to $1.7 million ($1.1 million after-tax) of favorable loss reserve development on prior accident years in the workers’ compensation insurance segment for the three months ended December 31, 2009.

Segment Operating Results

Workers’ Compensation Insurance

EIHI’s workers’ compensation insurance segment reported net income of $1.2 million for the fourth quarter of 2010, compared to $2.8 million for the fourth quarter of 2009. Highlights for the fourth quarter include:

•	Direct written premiums increased to $26.8 million for the three months ended December 31, 2010, compared to $19.3 million for the same period in 2009, an increase of 38.9 percent;

•

Net premiums earned increased to $22.4 million for the fourth quarter of 2010, compared with $18.6 million for the fourth quarter of 2009, an increase of 20.4 percent. The increase in net premiums earned relates primarily to fourth quarter 2010 production increases and more favorable reinsurance terms in 2010 compared to 2009, partially offset by a decrease in the return premium accrual under the Company’s reinsurance agreements due to an increase in severity in the fourth quarter of 2010 and continued renewal rate decreases;

•

Audit premium, which results from an examination of the policyholders’ payroll and other records, resulted in the Company recording return premium to policyholders which decreased net premiums earned by $106,000 for the three months ended December 31, 2010 compared to return premium to policyholders which decreased net premiums earned by $12,000 for the same period in 2009;

•

Net investment income was $609,000 for the fourth quarter of 2010, compared to $738,000 for the same period in 2009. The decrease in net investment income is due primarily to the lower interest rate environment;

•	The change in equity interest in limited partnerships was income of $446,000 for the three months ended December 31, 2010, compared to income of $307,000 for the same period in 2009;

•

After-tax net realized investment gains of $921,000 were recorded for the three months ended December 31, 2010, compared to after-tax net realized investment gains of $156,000 for the same period in 2009;

Eastern Insurance Holdings, Inc. Quarterly Earnings Release

February 10, 2011

•	The combined ratio was 103.4 percent for the fourth quarter of 2010, compared to 86.0 percent for the same period last year;

•

The calendar period loss and LAE ratio was 80.6 percent and 56.5 percent for the three months ended December 31, 2010 and 2009, respectively. The increase in the calendar period loss and LAE ratio is due to an increase in the 2010 accident year loss and loss adjustment expense driven by severity related claims that occurred in the fourth quarter of 2010 and a decrease in favorable loss reserve development on prior accident years in 2010 compared to 2009. Severity related claims for the three months ended December 31, 2010 and 2009 consisted of the following (dollars in thousands, pre-tax):

	2010		2009
	Number of Claims	Retained Undeveloped Losses Incurred	Number of Claims	Retained Undeveloped Losses Incurred
Claims exceeding the Company’s $500,000 retention	3	$1,500	0	$—
Claims over $200,000, but less than $500,000	3	700	1	307

Total	6	$2,200	1	$307

For the three months ended December 31, 2009, $1.7 million of favorable loss reserve development on prior accident years was recorded, which decreased the 2009 loss ratio by 9.1 percentage points, compared to no loss reserve development recorded for the same period in 2010; and

•

The expense ratio was 21.4 percent for the three months ended December 31, 2010 compared to 28.4 percent for the same period in 2009. The decrease in the expense ratio is due to a release of the 2010 accrual for Pennsylvania Workers’ Compensation Security Fund assessments which decreased the fourth quarter 2010 expense ratio by 3.9 points.

Segregated Portfolio Cell Reinsurance

The segregated portfolio cell reinsurance segment has fifteen active programs, including a new program effective September 1, 2010. These programs produce fee-based revenue and segregated portfolio cell dividends for EIHI’s other business segments.

Corporate and Other

The corporate and other segment primarily includes corporate expenses and EIHI’s third party administration business. The corporate and other segment recorded a net loss of $690,000 for the three months ended December 31, 2010, compared to a net loss of $1.2 million for the three months ended December 31, 2009. The decrease in the net loss in 2010 compared to 2009 is due primarily to an increase in net investment income and net investment realized gains.

Eastern Insurance Holdings, Inc. Quarterly Earnings Release

February 10, 2011

Financial Condition

Total assets were $316.1 million as of December 31, 2010. Shareholders’ equity was $134.7 million as of December 31, 2010. During the fourth quarter of 2010, the Company repurchased 245,918 of common shares at a total cost of $2.9 million, representing a weighted average price of $11.98 per share. As of December 31, 2010, EIHI’s book value per share and diluted book value per share were $15.03 and $14.88, respectively. Outstanding shares used to calculate book value per share and diluted book value per share were 8,964,344 and 9,821,532, respectively, as of December 31, 2010. The basic book value per share calculation includes the impact of restricted stock awards of 253,175 shares and warrants exercised of 180,291. The diluted book value per share calculation includes the additional dilutive impact of stock options to purchase 857,188 common shares, which have a weighted average exercise price of $13.38.

Conference Call with Investors

EIHI will hold a conference call with investors beginning at 10:00 a.m. Eastern Time on Friday, February 11, 2011 to review the Company’s 2010 fourth quarter results. The conference call will be available via a live webcast accessed through the Investor Relations section of www.eihi.com. The dial-in numbers for the conference call are as follows:

Live Call

877-317-6789 (Domestic)

412-317-6789 (International)

866-605-3852 (Canada)

A replay of the conference call will be available through February 23, 2011, at 877-344-7529 (domestic) and 412-317-0088 (international). The replay conference number for the conference call is 447572. An online archive of the webcast will be available on the Investor Relations section of www.eihi.com.

Consolidated Financial Results

Set forth in the tables below are the unaudited consolidated balance sheets as of December 31, 2010 and December 31, 2009 and unaudited statements of income for the three months and years ended December 31, 2010 and 2009.

Eastern Insurance Holdings, Inc. Quarterly Earnings Release

February 10, 2011

EASTERN INSURANCE HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Unaudited, in thousands, except share and per share data)

	December 31, 2010	December 31, 2009
ASSETS
Investments:
Fixed income securities, at estimated fair value (amortized cost, $124,201; $111,899)	$127,474	$115,903
Convertible bonds, at estimated fair value (amortized cost, $16,481; $3,641)	18,140	4,134
Equity securities, at estimated fair value (cost, $17,002; $13,104)	20,880	15,946
Other long-term investments at estimated fair value (cost, $10,271; $7,879)	11,435	8,197

Total investments	177,929	144,180
Cash and cash equivalents	45,855	50,437
Accrued investment income	1,195	1,143
Premiums receivable (net of allowance, $225; $225)	39,830	32,421
Reinsurance recoverable on paid and unpaid losses and loss adjustment expenses	12,285	12,354
Deferred acquisition costs	7,721	6,487
Deferred income taxes, net	785	1,343
Federal income taxes recoverable	854	1,549
Intangible assets	6,163	7,448
Goodwill	10,752	10,752
Other assets	12,723	8,203
Discontinued operations	—	115,207

Total assets	$316,092	$391,524

LIABILITIES
Reserves for unpaid losses and loss adjustment expenses	$95,963	$89,491
Unearned premium reserves	53,485	46,016
Advance premium	482	657
Accounts payable and accrued expenses	11,438	11,853
Ceded reinsurance balances payable	6,658	5,900
Segregated portfolio cell dividend payable	13,355	16,684
Loan payable	—	1,986
Discontinued operations	—	65,072

Total liabilities	181,381	237,659

SHAREHOLDERS’ EQUITY
Series A preferred stock, par value $0, auth. shares—5,000,000; no shares issued and outstanding	—	—
Common capital stock, par value $0, auth. shares—20,000,000; issued 11,784,514 and 11,783,014, respectively; outstanding—8,964,344 and 9,691,257, respectively	—	—
Unearned ESOP compensation	(4,111)	(4,859)
Additional paid in capital	114,472	113,049
Treasury stock, at cost (2,820,170 and 2,091,757 shares, respectively)	(40,835)	(32,666)
Retained earnings	61,364	73,038
Accumulated other comprehensive income, net	3,821	5,303

Total shareholders’ equity	134,711	153,865

Total liabilities and shareholders’ equity	$316,092	$391,524

Eastern Insurance Holdings, Inc. Quarterly Earnings Release

February 10, 2011

EASTERN INSURANCE HOLDINGS, INC. AND SUBSIDIARIES

UNAUDITED STATEMENTS OF INCOME

(Unaudited, in thousands, except share and per share data)

	Three Months Ended		Years Ended
	December 31, 2010	December 31, 2009	December 31, 2010	December 31, 2009
Revenue:
Net premiums earned	$29,112	$24,959	$109,152	$97,916
Net investment income	848	766	3,365	4,453
Change in equity interest in limited partnerships	532	385	1,052	1,066
Net realized investment gains (losses)	1,873	51	3,465	(839)
Other revenue	148	74	582	643

Total revenue	32,513	26,235	117,616	103,239

Expenses:
Losses and loss adjustment expenses incurred	22,134	14,159	77,574	58,766
Acquisition and other underwriting expenses	2,173	3,293	11,274	12,252
Other expenses	6,079	5,301	22,043	20,386
Amortization of intangible assets	321	433	1,284	1,732
Policyholder dividends	308	191	1,040	432
Segregated portfolio dividend expense	847	803	229	1,238

Total expenses	31,862	24,180	113,444	94,806

Income from continuing operations before income taxes	651	2,055	4,172	8,433

Income tax expense from continuing operations	113	420	1,242	2,502

Net income from continuing operations	$538	$1,635	$2,930	$5,931

Discontinued operations:
Income from discontinued operations	$(12,262)	$1,465	$(11,265)	$3,989

Income tax expense	92	412	850	1,519

Net (loss) income from discontinued operations	(12,354)	1,053	(12,115)	2,470

Net (loss) income	$(11,816)	$2,688	$(9,185)	$8,401

Earnings per share (EPS) from continuing operations:
Basic shares outstanding	8,656,253	9,046,547	8,458,731	8,984,644
Basis EPS	$0.06	$0.18	$0.35	$0.66

Diluted shares outstanding	8,737,274	9,068,798	8,532,697	9,051,701
Diluted EPS	$0.06	$0.18	$0.34	$0.66

Earnings per share (EPS):
Basic shares outstanding	8,656,253	9,046,547	8,458,731	8,984,644
Basis EPS	$(1.37)	$0.29	$(1.08)	$0.94

Diluted shares outstanding	8,656,253	9,068,798	8,458,731	9,051,701
Diluted EPS	$(1.37)	$0.29	$(1.08)	$0.93

Eastern Insurance Holdings, Inc. Quarterly Earnings Release

February 10, 2011

Cautionary Statement

Some of the statements contained in this press release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expect,” “project,” “plan,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential” or “continue,” the negative of these terms or other similar terminology. Forward-looking statements are based on the opinions and estimates of management at the time the statements are made and are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated in the forward-looking statements. No assurance can be given that management’s expectations, beliefs or projections will occur or be achieved or accomplished. Factors that could affect the Company’s actual results include, among others, the fact that our loss reserves are based on estimates and may be inadequate to cover our actual losses; the uncertain effects of emerging claim and coverage issues on our business; an inability to obtain or collect on our reinsurance protection; a downgrade in the A.M. Best rating of our insurance subsidiaries; the impact of extensive regulation of the insurance industry and legislative and regulatory changes; a failure to realize our growth strategies and investment objectives; the further deterioration in the fixed income and equity security markets, the effects of intense competition; the loss of one or more principal employees; the geographic concentration of our business; the failure of independent insurance brokers to adequately market our products; and other factors described in our filings with the U.S. Securities and Exchange Commission. Readers are cautioned not to place undue reliance upon these forward-looking statements, which speak only as of the date of this release. The Company undertakes no obligation to update any forward-looking statements.

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SOURCE:	Eastern Insurance Holdings, Inc.
CONTACT:	Kevin Shook, Executive Vice President, Treasurer and Chief Financial Officer (717) 735-1660, kshook@eains.com